UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 24, 2009, CapitalSource Inc. (the “Company”) appointed Donald F. Cole to be its Chief Financial Officer effective May 1, 2009. Mr. Cole will succeed Thomas A. Fink, currently the company’s Senior Vice President — Finance and Chief Financial Officer, who notified the Company on March 20, 2009 of his resignation. To ensure a smooth transition, Mr. Fink will continue in his current position until May 1, 2009, and then as Senior Vice President — Finance until June 19, 2009. Thereafter, Mr. Fink will provide consulting services to the Company until December 31, 2009, pursuant to a Separation and Consulting Agreement dated March 25, 2009. Under the consulting agreement, Mr. Fink will be paid $30,333 per month to assist the Company in such matters as requested by our Chief Executive Officer. In addition, the Company will provide certain benefits to Mr. Fink for use in connection with his consulting services, including use of e-mail, cell phone and an office. The consulting agreement may be terminated by the Company or Mr. Fink upon 30 days prior written notice. A copy of the agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Mr. Cole, 38, a certified public accountant and attorney, has been an employee of the Company since March 2001, has served as a member of the Company’s Executive Committee since 2004, and has served as the Company’s Chief Administrative Officer since September 2008. Mr. Cole served as the Company’s interim Chief Accounting Officer from March 2008 until September 2008, the Company’s Chief Administrative Officer from January 2007 until March 2008, the Company’s Chief Operations Officer from February 2005 until January 2007, and the Company’s Chief Information Officer from July 2003 until February 2005. Mr. Cole earned both his undergraduate degree and his masters of business administration from the State University of New York at Buffalo and his juris doctor degree from the University of Virginia School of Law, and was licensed in 1996 in the state of New York as a certified public accountant.
Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Separation and Consulting Agreement dated March 25, 2009.